Exhibit 99.3

CHINA INSONLINE CORP.

AND

SUBSIDIARIES

Unadudited Condensed Combined

Pro Forma Financial Statements

For The Year Ended June 30, 2008 And

As Of And For The Three Months Ended September 30, 2008

CHINA INSONLINE CORP.
AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	CHIO Group	Guang Hua	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$8,137,156	$120,109		$(5,851,632)	$2,405,633
Accounts receivable	7,519,238	228,742			7,747,980
Due from shareholder	-	1,113,266		(1,113,266)	-
Deferred taxes	373,537	11,810			385,347
Prepayments and deposits	360,277	8,917			369,194
Other receivables	3,934	-		1,113,266	1,117,200
Total Current Assets	16,394,142	1,482,844			12,025,354

Fixed assets, net	301,224	829			302,053
Software, net	2,570,498	-			2,570,498
Intangible asset	-	-		4,414,488	4,414,488
Deferred taxes	39,979	-			39,979
Total Long-Term Assets	2,911,701	829			7,327,018

TOTAL ASSETS	$19,305,843	$1,483,673	$		$19,352,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$12,134	$2,043	$		$14,177
Other payables and accrued liabilities	1,641,610	29,736			1,671,346
Amount due to a director	153,157	-			153,157
Taxes payable	3,954,838	-			3,954,838
Deferred taxes	24,088	14,750			38,838
Total Current Liabilities	5,785,827	46,529			5,832,356

TOTAL LIABILITIES	5,785,827	46,529			5,832,356

COMMITMENTS

SHAREHOLDERS’ EQUITY
Common stock, $.001 par value; 100,000,000 shares authorized; 40,000,000 shares issued and outstanding	40,000	-			40,000
Registered capital	-	1,252,148		(1,252,148)	-
Additional paid-in capital	86,360	-			86,360
Retained earnings (deficit)	12,575,673	(25,634)		25,634	12,575,673
Accumulated other comprehensive income	817,983	210,630		(210,630)	817,983
Total Shareholders’ Equity	13,520,016	1,437,144			13,520,016

TOTAL LIABILITIES AND SHARHOLDERS’ EQUITY	$19,305,843	$1,483,673	$		$19,352,372

See accompanying note to unaudited condensed combined pro forma financial statements

CHINA INSONLINE CORP.
AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

	CHIO Group	Guang Hua		Pro Forma Adjustments	Pro Forma Combined

REVENUES, NET	$5,471,449		$33,413		$5,504,862

COST OF SALES	437,471		5,345		442,816
GROSS PROFIT	5,033,978		28,068		5,062,046

General and administrative expenses	678,333		15,699		694,032
Selling expenses	999,364		-		999,364

INCOME FROM OPERATIONS	3,356,281		12,369		3,368,650

Interest expense, net	42		76		118

INCOME FROM OPERATIONS BEFORE INCOME TAXES	3,356,239		12,293		3,368,532

Income taxes	894,175		2,931		897,106

NET INCOME	2,462,064		9,362		2,471,426

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	57,825		8,522		66,347

COMPREHENSIVE INCOME	$2,519,889		$17,884		$2,537,773

NET INCOME PER SHARE

- BASIC AND DILUTED	$0.06	$			$0.06

WEIGHTED AVERAGE SHARES OUTSTANDING

- BASIC AND DILUTED	40,000,000				40,000,000

See accompanying note to unaudited condensed combined pro forma financial statements

CHINA INSONLINE CORP.
AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED JUNE 30, 2008

	CHIO Group	Guang Hua		Pro Forma Adjustments	Pro Forma Combined

REVENUES, NET	$13,735,376		$3,723		$13,739,099

COST OF SALES	1,313,582		2,130		1,315,712
GROSS PROFIT	12,421,794		1,593		12,423,387

General and administrative expenses	808,432		17,538		825,970
Selling expenses	1,130,063				1,130,063

INCOME (LOSS) FROM OPERATIONS	10,483,299		(15,945)		10,467,354

Interest (expense) income, net	19,904		(69)		19,835

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	10,503,203		(16,014)		10,487,189

Income taxes	2,166,846		-		2,166,846

NET INCOME (LOSS)	8,336,357		(16,014)		8,320,343

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	725,006		141,682		866,688

COMPREHENSIVE INCOME	$9,061,363		$125,668		$9,187,031

NET INCOME PER SHARE

- BASIC AND DILUTED	$0.24	$			$0.24

WEIGHTED AVERAGE SHARES OUTSTANDING

- BASIC AND DILUTED	33,946,666				33,946,666

See accompanying note to unaudited condensed combined pro forma financial statements

CHINA INSONLINE CORP.
AND SUBSIDIARIES
NOTE TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2008 AND
AS OF AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

On October 28, 2008, Rise and Grow Limited (“Rise & Grow”), a wholly owned subsidiary of China INSOnline Corp.(“CHIO”), and Beijing ZYTX Technology Co., Ltd (“ZYTX”), a Variable Interest Entity controlled by Rise & Grow through its wholly owned subsidiary, Zhi Bao Da Tong (Beijing) Technology Co., Ltd, have entered into a Share Purchase Agreement which Rise & Grow is to acquire 100% ownership of Guang Hua Insurance Agency Company Limited (“GHIA”), an insurance agent company which operates in the People’s Republic of China (the “PRC” or “China”).  The consideration was Rmb40,000,000 in cash (approximately $5,851,632).  This share purchase transaction resulted in Rise & Grow obtaining 100% of the voting and beneficial interest in GHIA.

The unaudited condensed combined pro forma financial statements of CHIO in the opinion of management include all material adjustments directly attributable to the share purchase contemplated by the Agreements.  The unaudited pro forma condensed statements of operations and comprehensive income for the three months ended September 30, 2008 and for the year ended June 30, 2008 were prepared as if the transaction was consummated on July 1, 2008 and 2007.  These unaudited condensed combined pro forma financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

The intangible asset of $4,414,488 was determined based on fair value as determined by an independent appraisal company.  The intangible asset represents an operating license for an insurance agency business in China. The intangible asset is not subject to amortization as the Company determines that it has an indefinite life and expects the license to generate indefinite cash flows.

The amount due from shareholder of GHIA of $1,113,266 was reclassified to other receivables, as the shareholder of GHIA is not a shareholder of CHIO.